Exhibit 10.3.1


                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT (the "Agreement"), dated as of January 26, 2005, between Sutter Holding Company, Inc., a Delaware corporation ("Sutter"), and the purchaser listed on the signature page hereto ("Purchaser"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Sutter (the "Series A Certificate").

                                    RECITALS

         WHEREAS, Purchaser desires to purchase and Sutter desires to sell to Purchaser, shares of Series A Preferred Stock, par value $0.0001 of Sutter (the "Preferred Stock") on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and in reliance on the representations and warranties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS

         "Diversified Risk" means FLF, Inc. (d/b/a Diversified Risk Insurance Brokers), a California corporation.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof.

2. PURCHASE AND SALE OF PREFERRED STOCK

             2.1 Purchase and Sale of Preferred Stock. Subject to all of the terms and conditions hereof, Sutter shall sell to Purchaser and Purchaser shall purchase from Sutter 1,300 shares of Preferred Stock (the "Shares") from Purchaser at a purchase price of $1,000 per share or $1,300,000 in the aggregate (the "Purchase Price").

             2.2 Issuance and Delivery of Preferred Stock. The closing of the purchase, issuance and delivery of Preferred Stock shall take place on January 26, 2005 (the "Closing Date"), at the offices of Kirkland & Ellis LLP at 153 East 53 Street, New York, New


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                  York or any other location that may be mutually agreed to by
                  Purchaser and Sutter. At the Closing, (a) Purchaser shall deliver the Purchase Price in cash, by wire transfer of immediately available funds, to Sutter and (b) Sutter shall issue and deliver to Purchaser a preferred stock certificate evidencing the Shares.

3. REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS AND AGREEMENTS

             3.1  Representations and Warranties.

                    (A) Purchaser represents and warrants that it is purchasing the Shares in good faith solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

                    (B) Purchaser represents and warrants that Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Sutter, understands the risks of an investment in Sutter, understands the risks of, and other considerations relating to, a purchase of unregistered stock in Sutter, is able to bear the economic risk of holding the Shares, and can afford to suffer the complete loss of its investment in Sutter.

                    (C) Purchaser represents and warrants that Purchaser (i) understands and has taken cognizance of all the risk factors related to the purchase of the Shares, (ii) has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of Sutter, has had the opportunity to obtain and has obtained any additional information which it deems necessary regarding the purchase of the Shares, and (iii) has not relied on any person in connection with its investigation of the accuracy or sufficiency of such information or its investment decision.

                    (D)    Purchaser represents and warrants that
                           (i) the Shares is being offered and sold in reliance on specific exemptions from the registration requirements of Federal and applicable state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are necessary in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire such Shares, (ii) the Shares have not been registered under the Securities Act by reason of their issuance by Sutter in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (iii) the Shares and the shares of Common Stock into which the Shares may be converted (such shares, the "Converted Shares") must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iv) the Shares and the Converted Shares will bear a legend to such effect and (v) Sutter will make a notation on its transfer books to such effect.

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                    (E)    Purchaser represents and warrants that (i)
                           Purchaser is duly organized, formed or
                           incorporated, as the case may be, and
                           validly existing and in good standing under the laws of Purchaser's jurisdiction of organization, formation or incorporation and
                           (ii) Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.

                    (F) Purchaser represents and warrants that this Agreement has been duly executed by Purchaser and constitutes a valid and legally binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

                    (G) Purchaser represents and warrants that it is not itself, is not acting on behalf of, and, for its purchase of Shares, is not using the assets of, an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended or any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

                    (H) Sutter represents and warrants that all corporate action on the part of Sutter, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Sutter, the authorization, sale, issuance and delivery of the Shares and the performance of Sutter's obligations hereunder has been taken prior to the Closing Date. This Agreement, when executed and delivered by Sutter, will constitute a valid and binding obligation of Sutter enforceable in accordance with its terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies and (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                    (I) Sutter represents and warrants that when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, the Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any liens or encumbrances, except applicable state and federal securities laws. Shares of Sutter common stock, par value $0.0001 (the "Common Stock") sufficient to permit the conversion of the Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable under applicable state and federal securities laws.

                    (J)    Sutter represents and warrants that
                           immediately prior to the Closing, the
                           capitalization of Sutter will consist of the following:

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                        (i)         Common Stock. A total of four million eight
                                    hundred seventy five thousand (4,875,000) authorized shares of Common Stock, of which one million eight hundred twenty eight thousand and seventy two (1,828,072) shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

                        (ii) Preferred Stock. A total of one hundred twenty five thousand (125,000) authorized shares of Preferred Stock, consisting of one thousand five hundred (1,500) shares designated as Series A Preferred Stock.

                        (iii) Other Securities. Sutter has reserved two hundred thousand (200,000) shares of its Common Stock for future issuance to employees, directors and officers of, and consultants to, Sutter under the Sutter Holding Company, Inc. 2004 Stock Option Plan (the "2004 Plan") as may be determined by the Company's Board of Directors from time to time. Under the 2004 Plan, there are options outstanding to purchase forty nine thousand six hundred fifty (49,650) shares. Sutter has also issued (x) options to purchase two hundred sixteen thousand (216,000) shares of Common Stock to certain employees of Sutter and (y) warrants to purchase sixty thousand (60,000) shares of Common Stock to certain investors.

                        (iv) Executive Bonus Agreements. Pursuant to those certain Executive Bonus Agreements by and between each of R. Michael Collins, Robert Dixon and William Knuff (each, an "Executive") on the one hand and Sutter on the other, each dated as of June 28, 2004, in conjunction with the closing of any transaction whereby Sutter acquires another entity, each Executive is entitled to receive options to purchase a notional amount of shares of Common Stock equal to 5% of the equity value of such transaction.

                        (v) Repurchase Rights. Except for those rights granted to holders of Preferred Stock, Sutter has no obligation (contingent or otherwise) to (x) issue any subscription, warrant, option, convertible security or other such right or (y) purchase, redeem or otherwise acquire any shares of its capital stock of any interest therein or to pay any dividend or make any other distribution in respect thereof.

             3.2      Acknowledgements.

                    (A) Purchaser understands, recognizes and acknowledges that the Shares have not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and

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                           may not be sold, pledged, assigned, or otherwise
                           disposed of in the absence of an effective registration statement under the Securities Act unless an exemption from such registration is available.

                    (B) Purchaser understands, recognizes and acknowledges that the offer to sell the Shares was communicated to Purchaser directly by Sutter and was not communicated through any form of general advertising or solicitation.

                    (C) Purchaser acknowledges and agrees that this Agreement, along with the Registration Rights Agreement by and between the purchaser and Sutter dated as of the date hereof and the Put Agreement by and between the Purchaser and Sutter dated as of the date hereof, constitute the sole agreement, and supersede all prior agreements, understandings and statements, written or oral, among the parties or any of their respective affiliates and any other person with respect to the subject matter hereof and thereof.

             3.3      Agreements.

                    (A) Sutter agrees that, without the prior written consent of 50% of the holders of the Preferred Stock outstanding at such time, Sutter shall not: (i) cause Diversified Risk to declare any dividends (other than those dividends that are declared solely for the purposes of paying declared and unpaid dividends on the Preferred Stock) (ii) make any amendment to the Certificate of Incorporation or Bylaws of Sutter that materially adversely and prejudicially affects the rights of the holders of the Shares or (iii) permit any of its Subsidiaries to incur any Indebtedness (other than Permitted Indebtedness).

                    (B) For so long as Purchaser holds more than 25% of the Preferred Stock outstanding, if at any time Sutter is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, Sutter shall provide the Purchaser with the following, within the time periods specified in the rules and regulations of the U.S. Securities and Exchange Commission:

                        (i) the audited consolidated balance sheet of Sutter its consolidated subsidiaries as at the end of each year and the related audited consolidated statements of income and cash flows for such year; and

                        (ii) the unaudited consolidated balance sheet of Sutter its consolidated subsidiaries as at the end of each fiscal quarter and the related audited consolidated statements of income and cash flows for such fiscal quarter.

                    (C) So long as Purchaser holds more than 25% of the Preferred Stock outstanding as of the record date of

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                           any annual meeting, Sutter agrees to (i) include the
                           name of one individual designated by Purchaser as a candidate for membership of Sutter's board of directors (such individual, the "MPF Director") in Sutter's proxy statement for such annual meeting and
                           (ii) recommend that the shareholders of Sutter vote for the MPF Director; provided, that the MPF Director is reasonably acceptable to Sutter.

             3.4 Key Man Insurance. Within ninety (90) days of the Closing Date, Sutter shall have obtained a paid life insurance policy insuring the lives of Michael Collins, Robert Dixon and William Knuff, each in the amount of $1,000,000 naming Sutter as the primary beneficiary; provided that if the Loan Parties are proceeding in good faith but are unable to deliver the Life Insurance within such sixty (60) day period as a result of circumstances beyond their control, Purchaser shall extend the deadline for such requirement by an additional thirty (30) days.

4.       MISCELLANEOUS

             4.1 Assignability. Except as expressly as set forth herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Sutter or Purchaser without the prior written consent of the other party; provided, that Purchaser may assign or transfer this Agreement to its Affiliates.

             4.2 Termination. This Agreement shall terminate upon the earliest to occur of:

                    (A)    the redemption of the Shares;

                    (B)    the conversion of the Shares;

                    (C)    written consent of Purchaser and Sutter; and

                    (D)    Purchaser ceasing to own at least 50% of the Shares.

             4.3 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two business days thereafter. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           William Knuff, III, Co-Chairman, Co-CEO and CFO and
                           R. Michael Collins, President
                           Sutter Holding Company, Inc.
                           220 Montgomery Street, Suite 2100
                           San Francisco, CA  94104
                           Facsimile:  (415) 788-1515


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                  with a copy (which shall not constitute notice to the Company)
                  to:

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:       Eunu Chun, Esq.
                           Facsimile:       (212) 446-4900

                  To MPF:

                           c/o MacKenzie Patterson Fuller, Inc.
                           Attn: Chip Patterson, Vice President & General
                                 Counsel
                           1640 School Street
                           Moraga, CA 94556

or such other address, telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

             4.4 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages and costs (including reasonable attorneys' fees) caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

             4.5 Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement shall be effective against Sutter or the Purchaser unless such modification, amendment or waiver is approved in writing by Sutter and the Purchaser. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

             4.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

             4.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain

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                  the signatures of more than one party, but all such
                  counterparts taken together will constitute one and the same Agreement.

             4.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

             4.9 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

             4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

             4.11 Waiver of Jury Trial.  The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

             4.12 Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 4.3, such service to become effective 10 days after such mailing.

             4.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

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             4.14 Entire Agreement. This Agreement and the agreements, the documents referred to herein, the Registration Rights Agreement by and among Sutter, the Purchaser and the other parties named therein dated as of the date hereof and the Put Agreement by and between Sutter and the Purchaser dated as of the date hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.



















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                  IN WITNESS WHEREOF, Sutter and Purchaser have executed this
Agreement as of the day and year first above written.



                                       SUTTER HOLDING COMPANY, INC.



                                       By:    /s/ ROBERT DIXON
                                            --------------------------
                                       Name:  Robert Dixon
                                       Title: Co-Chief Executive Officer


                                       MACKENZIE PATTERSON FULLER, INC.



                                       By:    /s/ GLEN W. FULLER
                                            --------------------------
                                       Name:  Glen W. Fuller
                                       Title: Senior Vice President















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